                                                                                                                               Exhibit 23.1

INDEPENDENT AUDITORS' CONSENTS

We consent to the incorporation by reference in Registration Statement Nos. 333-56918, 333-88525 and 333-104787 on Form S-3, and 333-63101, 333-71990, 333-71992, 333-81134 and 333-93193 on Form S-8 of WPS Resources Corporation, and Registration Statement No. 333-97053 of Wisconsin Public Service Corporation on Form S-3 of our report dated May 23, 2003, appearing in this Annual Report on Form 11-K of Wisconsin Public Service Corporation Employee Stock Ownership Plan for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin

June 27, 2003